UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2014

eLayaway, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54733	20-8235863
(Commission File Number)	(IRS Employer Identification No.)

3111 Mahan Dr., Suite 20 #121, Tallahassee, FL	32308
(Address of Principal Executive Offices)	(Zip Code)

(850) 583-5019
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed in our Quarterly Report on Form 10-Q for the three months ending March 31, 2014, on April 8, 2014, we submitted to the State of Delaware Secretary of State via facsimile filing a Certificate of Designation to designate a class of preferred stock, the Series H Preferred Stock, pursuant the provisions of our Articles of Incorporation. Each share of Series H Preferred Stock shall entitle the holder to five million votes on all matters submitted to a vote of the stockholders of the Company. Each share of Series H Preferred Stock is convertible into one share of common stock.

On May 2, 2014, the Board of Directors issued Sergio Pinon 10 shares of Series H preferred stock in exchange for services valued at $5,000. These shares were issued pursuant to an exemption from registration requirements relying on Section 4(2) of the Securities Act of 1933.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eLAYAWAY, INC.

Date: May 6, 2014	By:	/s/ Sergio A. Pinon
Sergio A. Pinon
Chief Executive Officer

3